EXHIBIT 10.3
[Employees]

THIS DOCUMENT CONSTITUTES PART OF THE SECTION 10(a) PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.
Franklin Electric Co., Inc. [2012] Stock Plan
Restricted Stock Award Agreement

The employee identified below has been selected to be a Participant in the [Franklin Electric Co., Inc. Stock Plan] [Franklin Electric Co., Inc. 2012 Stock Plan] (the “Plan”), and has been granted a Restricted Stock Award (“Award”) as outlined below:
Participant:
Date of Award:
Number of Shares Subject to Award:         *
End of Restriction Period:

* The number of shares subject to Award has been adjusted pursuant to Section 4.3 of the Plan to reflect the 2-for-1 stock dividend that was paid on March 18, 2013 to persons who held the Company's common stock as of March 4, 2013 (the record date).
________________________

This Agreement, effective as of the Date of Award set forth above, is between Franklin Electric Co., Inc., an Indiana corporation (the “Company”), and the Participant named above. The parties hereto agree as follows:
The Plan provides a complete description of the terms and conditions governing the Award. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan's terms shall govern. All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein. A copy of the Plan is attached hereto and the terms of the Plan are hereby incorporated by reference.

1.
Grant of Restricted Stock. Subject to the provisions set forth herein and the terms and conditions of the Plan, and in consideration of the agreements of the Participant herein provided, the Company hereby grants to the Participant the number of shares of Common Stock set forth above.

2.
Acceptance by Participant. The receipt of the Award is conditioned upon the acceptance of this Agreement by the Participant. The Participant must accept this Award and Agreement on the EASi website (www.easiadmin.com/sys/login.aspx) within 60 days after receipt of the Option notification from EASi.

3.
Transfer Restrictions. Except as set forth in Section 8.1 of the Plan, none of the shares of Common Stock subject to the Award (“Award Shares”) shall be sold, assigned, pledged or otherwise transferred, voluntarily or involuntarily, by the Participant (or his estate or personal representative, as the case may be), until such restrictions lapse in accordance with Sections 4 and 5 below.

4.	Lapse of Restrictions. The restrictions set forth in Section 3 above shall lapse on the last day of the Restriction Period.

5.
Death, Disability or Retirement. To the extent the restrictions set forth in Section 3 above have not lapsed in accordance with Section 4 above, in the event that the Participant's employment with the Company and all subsidiaries terminates due to the Participant's death, disability or retirement, such restrictions shall lapse with respect to a number of Award Shares determined by multiplying the number of Award Shares by a fraction, the numerator of which is the number of full months that have elapsed from the Date of Award to the termination of employment and the denominator of which is the number of full months in the Restriction Period. Award Shares with respect to which restrictions do not lapse shall be forfeited. For this purpose (a) “disability” has the meaning, and will be determined, as set forth in the Company's long term disability program in which the Participant participates, and (b) “retirement” means the Participant's termination from employment with the Company and all subsidiaries without cause (as determined by the Committee in its sole discretion) when the Participant is 65 or older or 55 or older with 10 years of service with the Company and its subsidiaries.

6.
Forfeiture. The Award shall be forfeited to the Company upon the Participant's termination of employment with the Company and all subsidiaries for any reason other than the Participant's death, disability or retirement (as described in Section 5 above) that occurs prior to the date the restrictions lapse as provided in Section 4 above. The foregoing provisions of this Section 6 shall be subject to the provisions of any written employment or severance agreement that has been or may be executed by the Participant and the Company, and the provisions in such employment or severance agreement concerning the lapse of restrictions of an Award shall supersede any inconsistent or contrary provision of this Section 6.

7.
Confidentiality and Non-Compete Agreement. Notwithstanding any other provision of this Agreement, in the event the Committee determines that the Participant has breached any provision of the Confidentiality and Non-Compete Agreement in effect between the Participant and the Company, (a) all outstanding Award Shares held by the Participant shall be forfeited by written notice from the Committee and (b) the Participant shall, within 30 days of receipt of such written notice from the Committee, remit to the Company either (i) a number of Award Shares pursuant to which the restrictions previously lapsed, or (ii) a cash payment equal to the number of Award Shares pursuant to which the restrictions described in Section 3 previously lapsed multiplied by the closing price of the Common Stock on the date the restrictions on such Award Shares lapsed. The Company shall be entitled, as permitted by applicable law, to deduct the amount of such payment from any amounts the Company may owe to the Participant.

8.
Withholding Taxes. If applicable, the Participant shall pay to the Company an amount sufficient to satisfy all minimum Federal, state and local withholding tax requirements prior to the delivery of any certificate for Award Shares. Payment of such taxes may be made by one or more of the following methods: (a) in cash, (b) in cash received from a broker-dealer to whom the Participant has submitted a notice and irrevocable instructions to deliver to the Company proceeds from the sale of a portion of the shares subject to the Award, (c) by delivery to the Company of other Common Stock owned by the Participant that is acceptable to the Company, valued at its then fair market value, and/or (d) by directing the Company to withhold such number of shares of Common Stock otherwise issuable in connection with the Award with a fair market value equal to the amount of tax to be withheld.

9.
Rights as Shareholder. The Participant shall be entitled to all of the rights of a shareholder of the Company with respect to the outstanding Award Shares, including the right to vote such shares and to receive dividends and other distributions payable with respect to such Award Shares from the Award Date.

10.
Escrow of Share Certificates. Certificates for the Award Shares shall be issued in the Participant's name and shall be held in escrow by the Company until all restrictions lapse or such Award Shares are forfeited or resold to the Company as provided herein. A certificate or certificates representing the Award Shares as to which restrictions have lapsed shall be delivered to the Participant (or the Participant's executor or personal representative in the case of the Participant's death) upon such lapse of restrictions.

11.
Section 83(b) Election. The Participant may make an election pursuant to Section 83(b) of the Internal Revenue Code to recognize income with respect to the Award Shares before the restrictions lapse, by filing such election with the Internal Revenue Service within 30 days of the Award Date and providing a copy of that filing to the Company.

12.
Administration. The Award shall be administered in accordance with such administrative regulations as the Committee shall from time to time adopt. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Participant.

13.	Governing Law. This Agreement, and the Award, shall be construed, administered and governed in all respects under and by the laws of the State of Indiana.

* * *
By accepting this Agreement, the Participant agrees to be bound by the terms hereof.